                                                                    Exhibit 12.1


HEXCEL CORPORATION
COMPUTATION OF RATIO OF EARNINGS
  TO FIXED CHARGES
(DOLLARS IN MILLIONS)




                                                           FOR THE YEAR ENDED DECEMBER 31,
                                               -----------------------------------------------

                                                                  HISTORICAL
                                               -----------------------------------------------
                                                  1996      1997      1998      1999     2000
                                               ---------  --------  --------  -------  -------
Income before Taxes, Equity Earnings,
  and Extraordinary Loss                        $ (15.8)   $ 50.7    $ 78.3   $ (5.0)  $ 75.4

Interest Expense                                   21.6      25.8      38.7     73.9     68.3

Interest Portion of Rentals (1)                     1.5       1.5       1.6      3.1      2.3
                                               ---------  --------  --------  -------  -------

EARNINGS BEFORE PROVISION FOR
  TAXES AND FIXED CHARGES                         $ 7.3    $ 78.0   $ 118.6   $ 72.0   $146.0
                                               =========  ========  ========  =======  =======

Interest Expense                                 $ 21.6    $ 25.8    $ 38.7   $ 73.9   $ 68.3

Interest Portion of Rentals (1)                     1.5       1.5       1.6      3.1      2.3
                                               ---------  --------  --------  -------  -------

                       TOTAL FIXED CHARGES       $ 23.1    $ 27.3    $ 40.3   $ 77.0   $ 70.6
                                               =========  ========  ========  =======  =======


RATIO OF EARNINGS TO FIXED CHARGES (2)              N/A       2.9       2.9      N/A      2.1
                                               =========  ========  ========  =======  =======


                                                                                       FOR THE TWELVE
                                                                                        MONTHS ENDED
                                                FOR THE THREE MONTHS ENDED MARCH 31,     MARCH 31,
                                               --------------------------------------  ------------
                                                               SUPPLEMENTAL            SUPPLEMENTAL
                                                 HISTORICAL     PRO FORMA   PRO FORMA   PRO FORMA
                                               ---------------  ---------   ---------  ------------
                                                2000     2001      2000        2001        2001
                                               ------  -------    ------      ------     -------

Income before Taxes, Equity Earnings,
  and Extraordinary Loss                       $ 3.4    $ 6.3      $ 4.0      $ 5.7      $ 76.9

Interest Expense                                18.4     16.3       16.7       16.9        68.3

Interest Portion of Rentals (1)                  0.6      0.6        0.6        0.6         2.3
                                               ------  -------    -------    -------    --------

EARNINGS BEFORE PROVISION FOR
  TAXES AND FIXED CHARGES                      $22.4   $ 23.2     $ 21.3     $ 23.2     $ 147.5
                                               ======  =======    =======    =======    ========

Interest Expense                               $18.4   $ 16.3     $ 16.7     $ 16.9      $ 68.3

Interest Portion of Rentals (1)                  0.6      0.6        0.6        0.6         0.6
                                               ------  -------    -------    -------    --------

                       TOTAL FIXED CHARGES     $19.0   $ 16.9     $ 17.3     $ 17.5      $ 68.9
                                               ======  =======    =======    =======    ========


RATIO OF EARNINGS TO FIXED CHARGES (2)           1.2      1.4        1.2        1.3         2.1
                                               ======  =======    =======    =======    ========

(1) Calculated as one third of rentals, which is a reasonable approximation of the interest factor.

(2) Earnings are inadequate to cover fixed charges for 1996 and 1999. The deficiency in earnings for the years ended December 31, 1996 and December 31, 1999 is ($15.8) and ($5.0), respectively.